UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Wednesday, June 4, 2014, Dune Energy, Inc. (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, three items were submitted to stockholders for vote: (i) the election of six nominees to serve on the board of directors (the “Board”) during 2014 and until our next annual meeting, (ii) the ratification of the appointment of MaloneBailey LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 and (iii) an advisory vote on the compensation of the named executive officers. There were no solicitations in opposition to the Board’s solicitations. Out of a total of 73,176,683 shares of common stock outstanding and entitled to vote, 62,842,176 shares (85.88%) were present at the meeting in person or by proxy.

Election of Directors

There were six nominees for election to serve as directors. Each of the nominees for election to the Board was a director at the time of the Annual Meeting. The final results of the voting with respect to each nominee to the board were as follows:

Nominee	For	Withheld	Broker Non-Votes
Marjorie L. Bowen	38,120,120	23,694,800	1,027,256
John R. Brecker	48,042,748	13,772,172	1,027,256
Michael R. Keener	51,451,945	10,362,975	1,027,256
Alexander A. Kulpecz, Jr.	41,412,984	20,401,936	1,027,256
Robert A. Schmitz	51,545,973	10,268,947	1,027,256
James A. Watt	52,006,704	9,808,216	1,027,256

Ratification of the Appointment of MaloneBailey LLP as Independent Registered Public Accounting Firm for

the Company for the Fiscal Year ending December 31, 2014

The final results of the voting with respect to the ratification of the appointment of MaloneBailey LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 were as follows:

For	Against	Abstain	Broker Non-Votes
62,814,709	24,716	2,751	—

Advisory Vote on the Compensation of the Named Executive Officers

The final results of the voting with respect to the advisory vote on the compensation of the named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
41,862,270	10,177,286	9,775,364	1,027,256

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: June 5, 2014	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer